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                                                                     EXHIBIT 4.1

                               (Face of Security)

CUSIP ____________

No. ___                                                          $ _____________

           9.0% CONVERTIBLE REDEEMABLE SUBORDINATED SECURED DEBENTURE

                             DUE NOVEMBER___, 2004

                            EXCEL LEGACY CORPORATION

promises to pay to          ____________________

or registered assigns,
the principal sum of        ____________________   Dollars on November ___, 2004


Interest Payment Dates:     February 15 and August 15
Record Dates:               February 1 and August 1

        This is one of the Securities described in the within-mentioned Indenture. Additional provisions of this Security are set forth on the other side of this Security.

Authenticated:                                       Dated:

Norwest Bank Minnesota, National Association,        Excel Legacy Corporation
as Trustee

By                                                   By
  -------------------------------                      -------------------------
        Authorized Signature

        OR

as Authenticating Agent

By
  -------------------------------
        Authorized Signature



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                               (Back of Security)

           9.0% Convertible Redeemable Subordinated Secured Debenture
                             due November ___, 2004

        1. Interest. Excel Legacy Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on February 15 and August 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 15, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date even though Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

        3. Paying Agent, Registrar and Conversion Agent. The Trustee will act as Conversion Agent, Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice. The Company or any of its subsidiaries may act in any such capacity.

        4. Indenture and Pledge Agreement. The Company issued the Securities under an Indenture dated as of November ___, 1999 ("Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Securities are general obligations of the Company limited to $___________ in aggregate principal amount. The Securities are secured by a pledge of certain shares of common stock, par value $.0001 per share, of Price Enterprises, Inc., a Maryland corporation, pursuant to the Pledge Agreement referred to in the Indenture.

        5. Optional Redemption. On or after November ___, 2001, the Company may redeem all or some of the Securities from time to time at the redemption price of 100% of the principal amount of such Securities plus accrued interest to the redemption date.

        6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. In the event of a redemption of less than all of the



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Securities, the Securities will be chosen for redemption by the Trustee, generally pro rata or by lot. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

        If this Security is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Security is registered at the close of business on such record date.

        7. Conversion. A holder of a Security may convert it into Common Stock of the Company at any time before the close of business (New York time) on the day prior to the maturity date. If the Security is called for redemption, the holder may convert it at any time before the close of business (New York time) on the day prior to the redemption date (unless the Company shall default in payment due upon redemption thereof). The initial conversion price of $5.50 per share is subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date. On conversion, no payment or adjustment for interest will be made. However, interest will be paid on any interest payment date with respect to Securities surrendered for conversion after a record date for the payment of interest to the registered holder on such record date. The Company will deliver a check for any fractional share.

        To convert a Security a holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any transfer or similar tax if required. A holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

        The conversion price is subject to adjustment as set forth in the Indenture in certain events. No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the price then in effect; but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

        The Company from time to time may voluntarily reduce the conversion price for a period of time, provided that the conversion price is not less than the par value of a share of Common Stock.

        If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the Securities automatically become convertible into the kind and amount of securities, cash or other assets which the Holder of a Security would have owned immediately after such transaction if the Holder had converted the Security immediately before the effective date of the transaction.

        8. Subordination. The Securities are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security



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agrees, to the subordination and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

        9. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption (except the unredeemed portion of any Security being redeemed in part). Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

        10. Persons Deemed Owners. Except as provided in paragraph 2, the registered holder of a Security may be treated as its owner for all purposes.

        11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of at least a majority in principal amount of the then outstanding Securities, and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

        12. Defaults and Remedies. An Event of Default is: default for 30 days in payment of interest on the Securities; default in payment of principal on them; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Securities or, in the case of failure by the Company to maintain its corporate existence or to comply with the restrictions on consolidation, merger or transfer or lease of substantially all its assets or the provisions regarding conversion of Securities, with such notice but without such passage of time; certain defaults under and accelerations prior to maturity of other indebtedness; certain final judgments which remain undischarged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.



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        13.     Trustee Dealings with the Company. Subject to certain
limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

        14. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

        15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to:

                       Treasurer, Excel Legacy Corporation
                         16955 Via Del Campo, Suite 100
                           San Diego, California 92127



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                                 ASSIGNMENT FORM

                To Assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

                            -------------------------

                            -------------------------

                       (Insert assignee's social security
                               or tax I.D. number)

                            -------------------------

                            -------------------------

                            -------------------------

                            -------------------------

(Print or type assignee's name, address and zip code)


and irrevocably appoint

-------------------------,
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                                CONVERSION NOTICE

   To convert this Security into Common Stock of the Company, check the box:

                            -------------------------

                            -------------------------

To convert only part of this Security, state the amount ($1,000 or integral multiples thereof):

                            -------------------------
                                      [$ ]

If you want the stock certificate made out in another person's name, fill in the form below:

                            -------------------------

                            -------------------------
                          (insert other person's social
                          security or tax I.D. number)

                            -------------------------

                            -------------------------

                            -------------------------

                            -------------------------

           (Print or type other person's name, address and zip code)


                            -------------------------

                            -------------------------


Date:  ____________        Your Signature:            ________________________

                                                      ________________________

                       (Sign exactly as your name appears
                       on the other side of this Security)



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